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EXHIBIT 21

Jostens, Inc. subsidiaries as of March 1, 2002.


Name of Company                                    Jurisdiction of Incorporation
---------------                                    -----------------------------

Jostens Canada, Ltd.                               Canada
Jostens Can Investments B.V.                       The Netherlands
Jostens International Holding B.V.                 The Netherlands
C.V. Jostens Global Trading                        The Netherlands
JC Trading, Inc.                                   Puerto Rico
Conceptos Jostens, S.A. de C.V.                    Mexico
Reconocimientos E Incentivos, S.A. de C.V.         Mexico